Exhibit 23.2

1607 Dominion Centre
43 Queen’s Road East
Wanchai, Hong Kong
Telephone : (852) 2529-5500
Fax : (852) 2865-1067
Email : jchc@krestoninternational.com.hk
Web site : http://www.jimmycheungco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Elephant Talk Communications, Inc.
438 East Katella Avenue, Suite 217
Orange, California 92867

Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement of Elephant Talk Communications, Inc. on Form S-8 dated July 20, 2006 of our report dated May 18, 2006 on Elephant Talk Communications, Inc. for the year ended December 31, 2005.

/s/ Jimmy C.H. Cheung & Co.
Jimmy C.H. Cheung & Co.
Certified Public Accountants

Hong Kong

July 20, 2006